UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 3, 2014, the Board of Directors (the “Board”) of FreightCar America, Inc. (the “Company”), at the recommendation of the Company’s Compensation Committee based on the study and suggestions of an independent compensation consultant, approved the Company’s new non-executive director compensation policy (the “Policy”) which will be effective January 1, 2015. Under the Policy, as of January 1, 2015, the annual cash retainer payable to non-executive members of the Board (inclusive of meeting fees for up to seven (7) meetings annually) shall be $40,000. For each meeting in excess of 7 per year, non-executive members of the Board shall receive a meeting fee of $1,000 per meeting.

In addition, the Chairman and members of each Board Committee will receive additional compensation as follows:

	Chair Retainer (annual)	Meeting Fees (per meeting)
Audit	$15,000	$1,000
Compensation	$10,000	$1,000
Nominating and Governance	$10,000	$1,000

The Chairman of the Board will also receive an incremental cash retainer of $70,000 per year. The cash retainers and meeting fees will continue to be payable on a quarterly basis, in arrears, on the first day of each quarter.

In addition, each non-executive members of the Board is entitled to an annual equity award with a value of $55,000, with the shares to vest fully on the earlier of (a) the first anniversary of the date of grant or (b) the next annual meeting of the Company’s shareholders following the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: December 8, 2014	By:	/s/ Kathleen M. Boege
Name: Kathleen M. Boege
Title: General Counsel and Corporate Secretary